UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022 (June 2, 2022)

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7857 WEST SAMPLE ROAD, SUITE 134
CORAL SPRINGS, FLORIDA  33065
 (Address of principal executive offices, including zip code)

(201) 265-0169
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s annual meeting of stockholders on June 2, 2022, votes were taken for the proposals that follow below.  The aggregate number of shares of Common Stock voted in person or by proxy for each of the proposals was as follows:

Proposal #1 - A vote was taken for the election of one Director of the Company to hold office for a three-year term and until their successor shall have been duly elected.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Richard A. Bianco, Jr.	27,130,425	2,613,199	7,196,021

The terms of directors, Richard A. Bianco, Alessandra F. Bianco, Jerry Y. Carnegie and Kenneth M. Schmidt, continued after the meeting.

Proposal #2 - A vote was taken to ratify the approval of the appointment of Marcum LLP as the Company’s the Independent Registered Public Accounting Firm for the calendar year 2022.

FOR	AGAINST	ABSTAIN
36,061,230	753,587	124,828

The foregoing proposals are described more fully in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 29, 2022, pursuant to Section14(a) of the Securities Act of 1934, as amended, and the rules and regulations promulgated there under.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By	/s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: June 3, 2022